EXHIBIT 23.01

CONSENT OF PRICEWATERHOUSECOOPERS LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-71481 and No. 333-85638) and Form S-3 (No. 333-82542) of Entercom Communications Corp. of our report dated February 22, 2006 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

\s\ PRICEWATERHOUSECOOPERS LLP

Philadelphia, Pennsylvania

February 22, 2006